UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2016

THESTREET, INC.

 (Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (211) 321-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, the TheStreet, Inc. (the “Company”) announced the appointment of David Callaway as President and Chief Executive Officer.

Mr. Callaway, 52, will join the Company from Gannett Co., Inc., where he has served as Editor-in-Chief of USA Today since 2012. Prior to joining Gannett, Mr. Callaway served as Editor-in-Chief of MarketWatch, Inc. (and its predecessor CBS MarketWatch) between 2003 and 2012. Prior to serving as Editor-in-Chief of MarketWatch, he was executive editor and managing editor, dating back to 1999. Before MarketWatch, Mr. Callaway held positions as a securities industry reporter at Bloomberg and as a columnist at the Boston Herald.

There are no family relationships between Mr. Callaway and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Callaway.

In connection with Mr. Callaway’s appointment, the Company and Mr. Callaway entered into a letter agreement effective June 8, 2016 (the “Letter Agreement”) that sets forth the terms and conditions of his employment. Under the Letter Agreement, Mr. Callaway will receive an annual base salary of $500,000. Mr. Callaway will be eligible for an annual bonus (prorated for 2016) that has a target payment of 50% of his base salary, subject to the satisfaction of individual and company performance goals or criteria to be established by the Compensation Committee of the Company’s Board of Directors and the terms and conditions of the Company’s bonus plan, provided that 50% of Mr. Callaway’s prorated bonus for 2016 will be guaranteed, subject only to his remaining a full-time employee of the Company with no notice of intent to cease such employment through the bonus payment date.

Effective upon his start date, Mr. Callaway will receive a new-hire option grant of 1,000,000 shares (the “Option”) that vests over a period of three years as follows: 1/3 of the shares underlying the Option will vest on the one year anniversary of the date Mr. Callaway commences employment, and the remaining shares will vest in equal installments over the 24 months thereafter on the monthly anniversary of the date Mr. Callaway commences employment (or the last day of the month, if necessary), subject to Mr. Callaway’s continued employment with the Company. The Option is a nonqualified and non-plan grant intended to constitute an “inducement award” in reliance on Nasdaq Rule 5635(c)(4). The Option contains certain vesting acceleration provisions in the event of a termination without cause (as defined in the agreement evidencing the Option) or non-assumption of the Option in connection with a change in control of the Company.

In addition, on June 8, 2016 the Company entered into a severance agreement with Mr. Callaway that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement evidencing the Option) and he executes a release agreement in favor of the Company, then he will be entitled to (i) receive a lump-sum severance payment equal to twelve months of his base salary (at the annual rate in effect as of the time of termination, but not less than $500,000)); and (ii) Company-paid COBRA premiums for up to twelve months. The agreement evidencing the Option also contains restrictive covenants prohibiting Mr. Callaway from competing with the Company for a period of six months after his termination date or soliciting its employees, clients or vendors for a period of one year after his termination date.

The Company intends to enter into its standard form of indemnification agreement with Mr. Callaway.

The Company’s Board of Directors, on June 8, 2016, also appointed Mr. Callaway as a director of the Company, effective and contingent upon his start date as President and Chief Executive Officer. In connection with Mr. Callaway’s appointment as President and Chief Executive Officer, Larry S. Kramer will cease to serve as the Company’s Interim President and Chief Executive Officer when Mr. Callaway joins and will resume his role as Non-Executive Chairman of the Company’s Board of Directors, maintaining the separation of the Chairman and Chief Executive Officer roles at the Company. Mr. Callaway is expected to join the Company and its Board of Directors in early July.

Effective June 9, Eric Lundberg, the Company’s Chief Financial Officer, assumed the responsibility of serving as the Company’s principal accounting officer. Richard Broitman, who previously held the role of the Company’s principal accounting officer as the Company’s Chief Accounting Officer, will continue with the Company as Vice President, Accounting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders of the Company (the “2016 Annual Meeting”) was held on June 9, 2016.  Stockholders of record at the close of business on April 18, 2016 (the “Record Date”) were entitled to vote at the 2016 Annual Meeting.  As of the Record Date, there were issued and outstanding 35,230,812 shares of the Company’s common stock and 5,500 shares of the Company’s Series B Preferred Stock (the “Preferred Stock”).  The holders of the Preferred Stock were entitled to vote together as a single class with the holders of the Company’s common stock, having a vote equivalent to that of 3,856,942 shares of common stock, which is the number of votes that the holders of the Preferred Stock would be entitled to cast had such holders converted their Preferred Stock into shares of the Company’s common stock on the Record Date.

The Company’s stockholders voted on three proposals at the 2016 Annual Meeting, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”).  The final results for the votes are set forth below.

Proposal 1:

Larry S. Kramer was elected as a Class II director to serve for a three-year term expiring at the annual meeting of the Company’s stockholders in 2019, or until his respective successor is duly elected and qualified, by the votes set forth below:

	For	Withheld	Broker Non-Vote
Larry S. Kramer	19,242,558	2,474,620	6,332,078

Proposal 2:

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, by the votes set forth below:

For	Against	Abstain
25,107,314	25,869	2,916,073

There were no broker non-votes on this proposal.

Proposal 3:

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Proxy Statement, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
12,112,719	7,511,775	2,092,684	6,332,078

Item 7.01 Regulation FD Disclosure.

On June 9, 2016, the Company issued a press release announcing the appointment of Mr. Callaway as the Company’s Chief Executive Officer, as described above under Item 5.02. A copy of the press release announcing Mr. Callaway’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated June 9, 2016 announcing appointment of David Callaway as Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: June 10, 2016	By:	/s/ Eric Lundberg
Eric Lundberg
Chief Financial Officer